CONFIDENTIALITY AND STANDSTILL AGREEMENT


         THIS CONFIDENTIALITY AND STANDSTILL AGREEMENT (this "Agreement") is made and entered into as of the 5th day of July, 2001 by and between PRIME GROUP REALTY, L.P., a Delaware limited partnership, (The "Company"), and CADIM INC. (the "Recipient").

                                 R E C I T A L S

     A. The Company and/or certain of its affiliates (as applicable, individually and collectively, "Owner") are the owners of various office, industrial, land development, and other projects (the "Projects").

     B. Recipient has expressed interest in one or more transactions relating to the Company or its Projects. In connection therewith, the Company, through one or more of its managing general partners and/or affiliates, may from time to time provide certain financial statements and analyses and other information (the "Evaluation Material") to Recipient with respect to the Owner, the Projects, and/or the Company and other related entities.

     C. SITQ Immobilier ("SITQ"), an affiliate of Recipient, and the Company previously entered into that certain Confidentiality and Standstill Agreement dated as of June 19, 2001 relating to the Company (the "SITQ Agreement").

                                A G R E E M E N T

     1. USES AND AUTHORIZED PARTIES. Recipient hereby acknowledges that the Evaluation Material furnished or that may be furnished to Recipient is strictly confidential in nature. The Evaluation Material furnished or that may be furnished to Recipient shall be used by Recipient solely for Recipient's own account for the purpose defined in Recital B above. Recipient hereby agrees to keep all Evaluation Material strictly confidential; provided, however, that Recipient may disclose the Evaluation Material to its advisors, directors, officers, employees, affiliates and attorneys as is necessary to assist Recipient in evaluating the Evaluation Material and the decision referred to in Recital B above. Recipient shall inform all such advisors, directors, officers, employees, affiliates and attorneys (collectively, the "Authorized Parties") of the confidential nature of the Evaluation Material and Recipient shall direct such Authorized Parties to treat the Evaluation material with strict confidence. Recipient shall be liable for any of such Authorized Parties' breach of such confidentiality.

     2. NO REPRESENTATION OR WARRANTY. The Company and Owner do not make any representation or warranty to Recipient as to the accuracy or completeness of the Evaluation Material.

     3. CONFIDENTIALITY AND STANDSTILL.

     (a) Neither (i) Recipient nor (ii) any of Recipient's affiliates or related parties who have been disclosed any of the contents of the Evaluation Material or who are being guided by Recipient to take any such action, shall purchase directly or indirectly any shares in Prime Group Realty Trust ("PGRT"), the managing general partner of the Company, or units in the Company, during the period which is two (2) years from and after the date of this Agreement, without the prior written consent of the Company. The provisions of this Section 3(a) shall supercede and replace
Section 3(a) of the SITQ Agreement, except to the extent such Section 3(a) relates to SITQ.

     (b) Without the Company's prior written consent, Recipient will not disclose (except to the Authorized Parties) to anyone or make public any or all of the Evaluation Material or any of the contents of the Evaluation Material.

     (c) Recipient's agreement to keep the Evaluation Material confidential shall not apply to Evaluation Material which:

          (i) is now in or hereafter enters the public domain from sources other than Recipient or any of the Authorized Parties without Recipient's or any of the Authorized Parties' violation of this Agreement; or

         (ii) is compelled to be disclosed through no fault of Recipient or the relevant Authorized Party by a court order or other binding order (an "Order") of a governmental authority with jurisdiction, provided that (1) Recipient or the relevant Authorized Party promptly notifies the Company as soon as Recipient or the relevant Authorized Party becomes aware of the existence, or the potential of the issuance of, any such Order and
     (2) provided that Recipient and/or the relevant Authorized Party diligently cooperates in good faith with the Company in the Company's attempts to legally contest, before and/or after its issuance, any such Order.

     4. INDEMNIFICATION. Recipient hereby agrees to indemnify and hold harmless the Company and Owner, and their affiliates and related parties of any tier from and against any and all losses, damages, costs, expenses (including but not limited to, reasonable attorneys' fees and court costs), claims, liabilities and obligations suffered or incurred by, or asserted against such parties by reason of a breach by Recipient or any of the Authorized Parties of any of Recipient's covenants, agreements or obligations set forth in this Agreement.

     5. INJUNCTIVE REMEDY. In the event of a violation or threatened or anticipated violation of this Agreement by Recipient or any of the Authorized Parties, Recipient hereby acknowledges and agrees that, among the legal and equitable remedies available to the Company with respect to such violation or threatened or anticipated violation, an action for injunctive relief may be the only effective remedy and the Company shall be entitled to seek an injunction, without the necessity of posting bond therefore, restraining Recipient or any Authorized Party from disclosing, in whole or in part, any of the Evaluation Material or otherwise violating this Agreement. Nothing herein shall be construed as prohibiting, restricting or limiting the Company from pursuing any other remedies at law or in equity in addition to the injunctive relief referenced above, including, without limitation, seeking the recovery of consequential and punitive damages.

     6. NOTICES. Any written notice desired to be given hereunder shall be delivered personally, or by Canadian and United States mail (postage prepaid, registered or certified, with return receipt requested), or by delivery service at the address specified below each parties' signature. Any party may change the address to which written notices are to be given by giving the other party written notice as herein provided.

     7. NO COPIES AND REQUIRED RETURN OF EVALUATION MATERIAL. Recipient agrees not to make any copies or written summaries whatsoever of the Evaluation Material except for use by Recipient and the Authorized Parties for the purposes herein permitted. Recipient agrees (a) to return, and cause all Authorized Parties to return, the Evaluation Material to the Company and (b) destroy all copies and written summaries of the Evaluation Material at the request of the Company.

     8. TERM. This Agreement shall be in full force and effect until the second anniversary of the date hereof.

     9. MISCELLANEOUS. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of Illinois. Use of paragraph headings and of singular or plural, masculine, feminine or neuter nouns and pronouns are for convenience only and shall be liberally construed. The invalidity or unenforceability of any provision hereof shall not affect, modify, or impair the validity and enforceability of all other provisions hereof. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their representatives, heirs, legatees, successors, and assigns; provided Recipient shall have no rights whatsoever to assign its interest under this Agreement and any such attempted assignment shall automatically be null and void and of no force and effect whatsoever, and shall be deemed a breach by Recipient of its obligations hereunder. No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a wavier thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                          [Signature page follows]

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

Addresses for Notices to the Company:  COMPANY:
                                       -------

Prime Group Realty Trust               PRIME GROUP REALTY, L.P., a
77 West Wacker Drive, Suite 3900       Delaware Limited Partnership
Chicago, IL 60601
Attention: Richard S. Curto

With a copy to:                         By:  Prime Group Realty Trust,
                                             a Maryland real estate
Prime Group Realty Trust                     investment trust and its
77 West Wacker Drive, Suite 3900             managing general partner
Chicago, IL 60601
Attention: James F. Hoffman             By:   /s/ James F. Hoffman
                                             ------------------------------
                                        Name:  James F. Hoffman
                                             ------------------------------
                                        Title: Executive Vice President
                                               ----------------------------



Address for Notices To Recipient:        RECIPIENT:
                                         ---------

Cadim Inc.                               CADIM INC.
800 Square Victoria
Suite 4400                               By:  /s/ Andre Collin
P.O. Box 118                             Name:  Andre Collin
Montreal, Quebec H4Z1B7                         Title:   President
Attention:  Mr. Andre Collin
                                         By:  /s/ Sylvie Drouin
                                         Name: Sylvie Drouin
                                         Title: Vice President, Legal Affairs

                              FIRST AMENDMENT
                                     TO
                  CONFIDENTIALITY AND STANDSTILL AGREEMENT

     THIS FIRST AMENDMENT TO CONFIDENTIALITY AND STANDSTILL AGREEMENT (this "Amendment") is made and entered into as of the 12th day of October, 2001 by and among PRIME GROUP REALTY, L.P., a Delaware limited partnership (the "Company"), PRIME GROUP REALTY TRUST, a Maryland real estate investment trust ("PGRT") and CADIM INC. (the "Recipient").

                              R E C I T A L S

     A. The Company and Recipient have entered into that certain
Confidentiality and Standstill Agreement (the "Agreement") dated as of July 5, 2001, and the Company, PGRT, The Prime Group, Inc. ("PGI") and Recipient have entered into that certain Amended and Restated Support and Standstill Agreement (the "SSA") dated as of September 14, 2001.

     B. Recipient has informed PGRT and the Company that it does not intend to proceed with the transaction contemplated in the SSA and representatives of PGRT, the Company, PGI and Recipient are presently continuing their discussions regarding a possible transaction pursuant to a different timetable and terms.

     C. Recipient has requested that the Company and PGRT enter into this Amendment in order to, among other things, amend the Agreement and provide a consent and waiver under the SSA to allow Recipient to contact certain third parties regarding a possible strategic transaction relating to the Company and/or PGRT.

                                A G R E E M E N T

     1. DEFINED TERMS AND ADDITION OF PGRT AS A PARTY. Initially capitalized terms used in this Amendment which are not defined herein and which are defined in the Agreement shall have the same meaning as provided in the Agreement. PGRT is hereby added as a party to the Agreement upon the same terms as the Company. All references in the Agreement and this Amendment to the Company shall be deemed to include the Company and PGRT individually and collectively.

     2. CONSENT TO CONTACT THIRD PARTIES. Notwithstanding the terms and conditions of the SSA and the Agreement, the Company hereby consents to Cadim contacting and having discussions with the following parties relating to a possible strategic transaction involving the Company, pursuant to the terms of this Amendment: (i) K Capital Offshore Master Fund (U.S. Dollar) and Special K Capital Offshore Master Fund (U.S. Dollar) (individually and collectively, "K Capital"), (ii) Feldman Equities, Inc. ("Feldman"), (iii) Praedium Performance Fund IV, L.P. ("Praedium") and (iv) any other third party approved in writing by the Company in its sole and absolute discretion (an "Additional Approved Party"). K Capital, Feldman, Praedium and any Additional Third Parties shall be referred to in this Amendment individually as an "Approved Party" and collectively as the "Approved Parties". In connection with such discussions, the Recipient shall have the right to make available or provide any such Approved Party with copies of the Evaluation Material (including Evaluation Material as defined in the SSA), provided that Recipient and each such Approved Party comply with the terms and conditions contained in the Agreement, as modified by this Amendment. Except as provided in this Amendment, Recipient agrees that, for the remaining duration of the standstill period contained in Section 3(a) of the Agreement, without the prior written consent of the Company, neither Recipient nor any of Recipient's affiliates or related parties who have been disclosed any of the contents of the Evaluation Material or who are being guided by Recipient (an "Informed Affiliate") will, directly or indirectly, (a) enter into or publicly propose to enter into any agreement, arrangement or understanding, or any discussions which might lead to such agreement, arrangement or understanding, with any person or entity regarding a possible transaction involving the Company including, (i) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iii) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a

"group" (as defined under the 1934 Act); (c) otherwise act, alone or in concert with others, to seek to control or influence the management, board of trustees or policies of the Company; (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing (other than discussions and arrangements with an Approved Party which are not publicly disclosed and pursuant to which written agreements are not entered into without the prior written consent of the Company). You also agree during such period not to publicly request the Company (or its trustees, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence). Notwithstanding the foregoing provisions of this Section 2, in the event the Recipient and the Company, or the Company and a third party, have entered into a definitive agreement for the acquisition of all or substantially all of the Company's assets or securities (a "Global Transaction"), or related to business combinations, mergers, tender offers, exchange offers or similar transactions constituting a Global Transaction, then, without the prior written consent of the Company, Recipient may engage in the above activities.

     3. CONDITIONS. Recipient agrees that Recipient shall not commence discussions or negotiations with any Approved Party in connection with a transaction relating to the Company or its securities, or provide such Approved Party with any of the Evaluation Material, unless either:

     (a) In the event such Approved Party and the Company have not previously entered into a confidentiality and standstill agreement relating to a possible strategic transaction involving the Company (a "CSA"), such Approved Party and the Company enter into a CSA in a form and substance reasonably acceptable to the Company and the Company notifies Recipient in writing that it has entered into a CSA with such Approved Party and that Recipient may commence discussions with such Approved Party; or

     (b) In the event such Approved Party and the Company have previously entered into a CSA, such Approved Party and the Company enter into a reaffirmation of such CSA in a form and substance reasonably acceptable to the Company (which reaffirmation may include an extension of any standstill period contained in such CSA if in the Company's reasonable discretion such standstill period does not have a sufficient period left to run), if the Company has determined that such a reaffirmation is necessary, and the Company notifies Recipient in writing either that that it has entered into such reaffirmation with such Approved Party, or that it has determined that no Reaffirmation is necessary, and that Recipient may commence discussions with such Approved Party.

Recipient shall have the right to contact any Approved Party to coordinate compliance with the terms of this Section 3 prior to the satisfaction of the requirements contained in this Section 3.

     4. MISCELLANEOUS. Except as modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms as modified by this Amendment. All of the provisions of the Agreement, except to the extent the context clearly requires otherwise, shall apply to this Amendment.

                            [Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

Addresses for Notices to the
Company and PGRT:                      COMPANY:
                                       -------

Prime Group Realty Trust               PRIME GROUP REALTY, L.P.,
77 West Wacker Drive, Suite 3900       a Delaware Limited Partnership
Chicago, IL 60601
Attention: Richard S. Curto
                                       By:      Prime Group Realty Trust,
With a copy to:                                 a Maryland real estate
                                                investment trust and its
Prime Group Realty Trust                        managing general partner
77 West Wacker Drive, Suite 3900
Chicago, IL 60601                      By:      ______________________________
Attention: James F. Hoffman            Name:    ______________________________
                                       Title:   ______________________________

                                       PGRT:
                                       ----

                                       PRIME GROUP REALTY TRUST,
                                       a Maryland Real Estate Investment Trust

                                       By:      ______________________________
                                       Name:    ______________________________
                                       Title:   ______________________________

Address for Notices To Recipient:      RECIPIENT:
                                       ---------

Cadim Inc.                             CADIM INC.
800 Square Victoria                    By:      ______________________________
Suite 4400                             Name:    ______________________________
P.O. Box 118                           Title:   ______________________________
Montreal, Quebec H4Z1B7
Attention: Mr.  Andre Collin           By:      ______________________________
                                       Name:    ______________________________
                                       Title:   ______________________________